Exhibit 3.76

B169491 - L120137100	Document émis électroniquement

déposé le 03/08/2012

INTELSAT LUXEMBOURG INVESTMENT S.à r.l.

Société à responsabilité limitée

Siège social: 4, rue Albert Borschette,

L-1246 Luxembourg

R.C.S. Luxembourg B 169491

Statuts coordonnés déposés au registre de commerce et des sociétés pour servir aux fins de publication au Mémorial, Recueil Spécial des Sociétés et Associations

Esch-sur-Alzette, le 2 août 2012.

B169491 - L120137100	Document émis électroniquement
Enregistré et déposé le 03/08/2012

INTELSAT LUXEMBOURG INVESTMENT S.à r.l.

Société à responsabilité limitée

Siège social: 4, rue Albert Borschette,

L-1246 Luxembourg

R.C.S. Luxembourg B 169491

STATUTS COORDONNES

Article 1. Denomination

A limited liability company (société a responsabilité limitée) with the name “INTELSAT LUXEMBOURG INVESTMENT S.à r.l.” (the “Company”) is hereby formed by the appearing parties and all persons who will become shareholders thereafter. The Company will be governed by these articles of association and the relevant legislation.

Article 2. Object

The object of the Company is the acquisition, holding, management and disposal of participations and any interests, in any form whatsoever, in Luxembourg and foreign companies, or other business entities, enterprises or investments, the acquisition by purchase, subscription, or in any other manner as well as the transfer by sale, exchange or otherwise of stock, bonds, debentures, notes, certificates of deposits and any other securities or financial instruments of any kind, and the ownership, administration, development and management of its portfolio.

The Company may participate in the creation, development, management and control of any company or enterprise and may invest in any way and in any type of assets. The Company may also hold interests in partnerships and carry out its business through branches in Luxembourg or abroad.

The Company may borrow in any form and proceed by private placement to the issue of bonds, notes and debentures or any kind of debt or equity securities.

The Company may lend funds including without limitation resulting from any borrowings of the Company or from the issue of any equity or debt securities of any kind, to its subsidiaries, affiliated companies or any other company or entity as it deems fit.

The Company may give guarantees and grant securities to any party for its own obligations and undertakings as well as for the obligations of any company or other enterprise in which the Company has an interest or which forms part of the group of companies to which the Company belongs or any other company or entity as it deems fit and generally for its own benefit or such entities’ benefit.

In a general fashion it may grant assistance in any way to companies or other enterprises in which the Company has an interest or which form part of the group of companies to which the

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Company belongs or any other company or entity as it deems fit, take any controlling and supervisory measures and carry out any operation which it may deem useful in the accomplishment and development of its purposes.

The Company may generally employ any techniques and instruments relating to or with respect to any of its investments for the purposes of efficient management, including without limitation techniques and instruments designed to protect the Company against credit, currency exchange, interest rate risks and other risks.

Finally, the Company can perform all commercial, technical and financial or other operations, connected directly or indirectly in all areas in order to facilitate the accomplishment of its purpose and may invest directly or indirectly in real estate, in intellectual property rights, or in any other movable or immovable property of any kind.

Article 3. Duration

The Company is established for an undetermined period.

Article 4. Registered Office

The Company has its registered office in the Grand Duchy of Luxembourg. It may be transferred to any other place in the Grand Duchy of Luxembourg by means of a resolution of an extraordinary general meeting of its shareholders deliberating in the manner provided for amendments to the articles of association.

The address of the registered office may be transferred within the municipality by decision of the manager or as the case may be the board of managers.

The Company may have offices and branches, both in Luxembourg and abroad.

In the event that the manager, or as the case may be the board of managers, should determine that extraordinary political, economic or social developments have occurred or are imminent that would interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these abnormal circumstances; such temporary measures shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg company. Such temporary measures will be taken and notified to any interested parties by the manager or as the case may be the board of managers.

Article 5. Share capital

The issued share capital of the Company is set at three hundred twelve million four hundred forty-three thousand five hundred US Dollars (USD 312,443,500) divided into three million one hundred twenty-four thousand four hundred thirty-five (3,124,435) shares with a par value of one hundred US Dollars (USD 100) each.

The capital of the Company may be increased or reduced by a resolution of the shareholders adopted in the manner required for amendment of these articles of association. The Company may, to the extent and under the terms permitted by law, acquire its own shares.

Any available share premium or other available reserves shall be distributable.

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Article 6. Transfer of Shares

Shares are freely transferable among shareholders. Except if otherwise provided by law, the share transfer to non-shareholders is subject to the consent of shareholders representing at least seventy five percent of the Company’s capital.

Article 7. Management of the Company

The Company is managed by one or several managers who do not need to be shareholders. In the case of more than one manager, the managers constitute a board of managers (conseil de gérance) appointed as a collegiate body by the general meeting of shareholders.

The general meeting of shareholders may decide to appoint managers of two different classes, namely class A managers and class B managers. Any such classification of managers shall be duly recorded in the minutes of the relevant meeting and the managers be identified with respect to the class they belong to.

Managers are appointed and removed from office by a simple majority decision of the general meeting of shareholders, which determines their powers, the term of their mandates and their remuneration (if any). If no term is indicated the managers are appointed for an undetermined period. The managers may be reelected but also their appointment may be revoked with or without cause (ad nutum) at any time.

Article 8. Board of Managers Proceeding

The board of managers may elect a chairman.

Any manager may participate in any meeting of the board of managers by Conference call or by other similar means of communication allowing all the persons taking part in the meeting to hear one another and to communicate with one another. A meeting may also be held by conference call only. The participation in, or the holding of, a meeting by these means is equivalent to a participation in person at such meeting or the holding of a meeting in person. Managers may be represented at meetings of the board by another manager without limitation as to the number of proxies which a manager may accept and vote.

Meetings of the board of managers shall be called by the Chairman of the board of managers or any vice chairman or any board member. Written notice of any meeting of the board of managers must be given to the managers one (1) business day at least in advance of the date scheduled for the meeting, except in case of emergency, in which case the nature and the motives of the emergency shall be set forth in the minutes of such meeting. The prior notice may be omitted in case of assent of each manager in writing, by cable, telegram, telex, email or facsimile, or any other similar means of communication (including, but not limited to, by word of mouth) or if all managers are present or represented at the relevant meeting. A special convening notice will not be required for a board meeting to be held at a time and location determined in a prior resolution adopted by the board of managers.

The board of managers can deliberate or act validly only if at least a majority of the managers is present or represented. Decisions of the board of managers are validly taken by the approval of the majority of the managers of the Company present or represented, provided that in the event the general meeting of shareholders has appointed different classes of managers (namely class A managers

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and class B managers) such majority shall include at least one (1) class A manager and one (1) class B manager (including by way of representation).

The deliberations of the board of managers shall be recorded in the minutes, which shall be signed by any two managers (provided however that in the event the general meeting of shareholders has appointed different classes of managers (namely class A managers and class B managers), the minutes shall be signed by one class A manager and one class B manager).

The board of managers may also, unanimously, pass resolutions on one or several similar documents by circular means when expressing its approval in writing, by cable or facsimile, email or any other similar means of communication. The entirety will form the circular documents duly executed giving evidence of the resolution. Board resolutions, including circular resolutions, may be conclusively certified or an extract thereof may be issued under the individual signature of any manager.

Article 9. Management Powers, Binding signature

The sole manager or as the case may be the board of managers is vested with the broadest powers to manage the business of the Company and to authorise and/or perform all acts of disposal and administration falling within the purposes of the Company. All powers not expressly reserved by the law or by the articles of association to the general meeting shall be within the competence of the sole manager or as the case may be the board of managers. Vis-à-vis third parties the sole manager or as the case may be the board of managers has the most extensive powers to act on behalf of the Company in all circumstances and to do, authorise and approve all acts and operations relative to the Company not reserved by law or the articles of association to the general meeting or as may be provided herein.

The Company will be bound by the sole signature of the sole manager in the case of a sole manager, and in the case of a board of managers by the sole signature of any of the managers, provided however that in the event the general meeting of shareholders has appointed different classes of managers (namely class A managers and class B managers) the Company will only be validly bound by the joint signatures of one class A manager and one class B manager (including by way of representation). In any event the Company will be validly bound by the sole signature of any person or persons (ad hoc agent(s)) to whom such signatory powers shall have been delegated by the board of managers, by any one of the managers or, in the event of classes of managers, by one class A and one class B manager acting together (including by way of representation).

The sole manager or as the case may be the board of managers will determine this agent’s responsibilities and remuneration (if any), the duration of the period of representation and any other relevant conditions of his agency.

Article 10. Liability of Managers

The manager(s) are not held personally liable for the indebtedness of the Company. As agents of the Company, they are responsible for the performance of their duties.

Subject to the exceptions and limitations listed below, every person who is, or has been, a manager or officer of the Company shall be indemnified by the Company to the fullest extent permitted by law

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against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding which he becomes involved as a party or otherwise by virtue of his being or having been such manager or officer and against amounts paid or incurred by him in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgements, amounts paid in settlement and other liabilities.

No indemnification shall be provided to any manager or officer:

(i) Against any liability to the Company or its shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

(ii) With respect to any matter as to which he shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company; or

(iii) In the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the board of managers.

The right of indemnification herein provided shall be severable, shall not affect any other rights to which any manager or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such manager or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which corporate personnel, including managers and officers, may be entitled by contract or otherwise under law.

Expenses in connection with the preparation and representation of a defence of any claim, action, suit or proceeding of the character described in this Article shall be advanced by the Company prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or manager, to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article.

Article 11. Shareholder voting rights

Each shareholder may take part in collective decisions. He has a number of votes equal to the number of shares he owns and may validly act at any meeting of shareholders through a special proxy by appointing in writing or by fax, cable, telegram, telex, electronic means or by any other suitable telecommunication means another person who does not need to be shareholder.

Article 12. Shareholder Meetings

Decisions by shareholders are passed in such form and at such majority(ies) as prescribed by Luxembourg company law in writing (to the extent permitted by law) or at meetings. Any regularly constituted meeting of shareholders of the Company or any valid written resolution (as the case may be) shall represent the entire body of shareholders of the Company.

Meetings shall be called by convening notice addressed by registered mail to shareholders to their address appearing in the register of shareholders held by the Company at least eight (8) days prior to the date of the meeting, except for the annual general meeting for which the notice shall be sent at least twenty-one (21) days prior to the date of the meeting. If the entire share capital of the Company is represented at a meeting, the meeting may be held without prior notice.

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In the case of written resolutions, the text of such resolutions shall be sent to the shareholders at their addresses inscribed in the register of shareholders held by the Company at least eight (8) days before the proposed effective date of the resolutions. The resolutions shall become effective upon the approval of the majority as provided for by law for collective decisions (or subject to the satisfaction of the majority requirements, on the date set out therein). Unanimous written resolution may be passed at any time without prior notice.

Except as otherwise provided for by law, (i) decisions of the general meeting shall be validly adopted if approved by shareholders representing more than half of the corporate capital. If such majority is not reached at the first meeting or first written resolution, the shareholders shall be convened or consulted a second time, by registered letter, and decisions shall be adopted by a majority of the votes cast, regardless of the portion of capital represented. (ii) However, decisions concerning the amendment of the articles of association are taken by (x) a majority of the shareholders (y) representing at least three quarters of the issued share capital and (iii) decisions to change of nationality of the Company are to be taken by Shareholders representing one hundred percent (100%) of the issued share capital.

In case and for as long as the Company has more than twenty-five (25) shareholders, an annual general meeting shall be held on the last Friday of June at 19:00 (local time) each year. If such day is not a business day in Luxembourg, the meeting shall be held on the immediately following business day.

Article 13. Accounting Year

The accounting year begins on 1st January of each year and ends on 31st December of the same year save for the first accounting year which shall commence on the day of incorporation and end on 31st December 2012.

Article 14. Financial Statements

Every year as of the accounting year’s end, the annual accounts are drawn up by the manager or, as the case may be, the board of managers.

The financial statements are at the disposal of the shareholders at the registered office of the Company.

Article 15. Distributions

Out of the net profit five percent (5%) shall be placed into a legal reserve account. This deduction ceases to be compulsory when such reserve amounts to ten percent (10%) of the issued share capital of the Company.

The balance may be distributed to the shareholders upon decision of a general meeting of shareholders.

The share premium or other available reserves accounts may be distributed to the shareholders upon decision of a general meeting of shareholders. The general meeting of shareholders may decide to allocate any amount out of the share premium account to the legal reserve account.

The shareholders may decide to pay interim dividends on the basis of statements of accounts prepared by the manager, or, as the case may be, the board of managers, showing that sufficient funds are available for

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distribution, it being understood that the amount to be distributed may not exceed profits realised since the end of the last accounting year increased by profits carried forward and distributable reserves and premium but decreased by losses carried forward and sums to be allocated to a reserve to be established by law.

Article 16. Dissolution

In case the Company is dissolved, the liquidation will be carried out by one or several liquidators who may be but do not need to be shareholders and who are appointed by the general meeting of shareholders who will specify their powers and remunerations.

When the liquidation of the Company is closed, the liquidation proceeds of the Company will be allocated to the shareholders proportionally to the shares they hold.

Article 17. Sole Shareholder

If, and as long as, one shareholder holds all the shares of the Company, the Company shall exist as a single shareholder company, pursuant to article 179 (2) of the law of 10th August 1915 on commercial companies; in this case, articles 200-1 and 200-2, among others, of the same law are applicable.

Article 18. Applicable law

For anything not dealt within the present articles of association, the shareholders refer to the relevant legislation.

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE Article 1. Dénomination

II est formé par les parties comparantes et toutes personnes qui deviendront par Ia suite associés, une société à responsabilité limitée sous Ia dénomination de «INTELSAT LUXEMBOURG INVESTMENT S.à r.l.» (Ia « Société »). La Société sera régie par les présents statuts et les dispositions legales afférentes.

Article 2. Objet

L’objet de Ia Société est d’acquerir, de détenir, de gérer et de disposer de participations et d’intérêts, sous quelque forme que ce soit, dans des sociétés luxembourgeoises et étrangères ou dans toute autre entité, entreprise ou investissement, l’acquisition par l’achat, Ia souscription, ou par tout autre moyen, de même que le transfert par Ia vente, l’échange ou autrement d’actions, d’obligations, de certificats de créance, notes, certificats de dépôt et autres valeurs mobilières ou instruments financiers de toute espèce, et Ia détention, l’administration, le développement et Ia gestion de son portefeuille.

La Société peut participer à Ia création, au développement, à Ia gestion et au contrôle de toute société ou entreprise et peut investir de quelque manière que ce soit et dans tous types d’avoirs. La Société peut également détenir des intérêts dans des sociétés de personnes et exercer son activité par l’intermédiaire de succursales luxembourgeoises ou étrangères.

La Société peut emprunter sous toute forme et procéder par voie de placement privé à l’émission d’obligations, de notes et de certificats de créance ou toute sorte de titre de créance ou de participation.

La Société peut prêter des fonds, y compris sans limitation ceux résultant de tous emprunts de Ia Société ou de l’emission de tout titre de participation ou de créance de toute sorte, à ses filiales, sociétés affiliées ou toute autre société ou entité qu’elle juge appropriée.

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La Société peut donner des garanties et accorder des sûretés à toute partie pour ses propres obligations et engagements ainsi que pour les obligations de toute société ou autre entreprise dans laquelle Ia Société à un intérêt ou qui fait partie du groupe de sociétés auquel Ia Société appartient ou toute autre société ou entité qu’elle juge appropriée et généralement pour son propre bénéfice ou pour le bénéfice de cette entité.

D’une manière générale elle peut prêter assistance de toute maniére possible à toute société ou entreprise dans laquelle Ia Société a un intérêt ou qui fait partie du groupe de sociétés auquel appartient Ia Société ou toute autre entreprise que Ia Société juge appropriée, prendre toute mesure de contrôle et de surveillance et effectuer toute opération qu’elle juge utile dans l’accomplissement et le développement de ses objets.

La Société peut généralement employer toute technique et tout instrument en relation avec un quelconque de ses investissements dans le but d’une gestion efficace, y compris sans limitation des techniques et des instruments destinés à protéger Ia Société contre les risques de crédit, de taux de change, taux d’intérêt et tout autre risque.

Finalement, Ia Société peut effectuer toute opération commerciale, technique, financière ou autre, liée directement ou indirectement dans tous les domaines afin de faciliter Ia réalisation de son objet et peut investir directement ou indirectement dans l’immobilier, droits de propriété intellectuelle ou tout autre bien mobilier ou immobilier.

Article 3. Durée

La Société est constituée pour une durée illimitée.

Article 4. Siège Social

Le siège social de Ia Société est établi dans le Grand-Duché de Luxembourg. II peut être transféré en toute autre localité du GrandDuché de Luxembourg en vertu d’une decision de l’assemblée générale extraordinaire des associés délibérant dans les conditions prévues en cas de modification des statuts.

Le siège social peut être transféré à l’intérieur de Ia municipalité par decision du gérant ou, le cas echeant, du conseil de gérance.

La Société peut avoir des bureaux et des succursales situés au Luxembourg ou à l’étranger.

Au cas où le gérant, ou le cas échéant le conseil de gérance, estimerait que des événements extraordinaires d’ordre politique, èconomique ou social, de nature à compromettre l’activité normale au siège social ou Ia communication aisée de ce siège avec l’étranger, ont eu lieu ou sont sur le point d’avoir lieu, le siège social pourra être déclaré transféré provisoirement à l’étranger, jusqu'à cessation complète de ces circonstances anormales; ces mesures temporaires n’auraient aucun effet sur Ia nationalité de Ia Société qui, en dépit du transfert de son siège social, demeurerait une société luxembourgeoise. Ces mesures temporaires seront prises et portées à Ia connaissance de toute partie intéressée par le gérant ou le cas échéant le conseil de gérance.

Article 5. Capital Social

Le capital social émis de Ia Société est fixé à trois cent douze millions quatre cent quarante-trois mille cinq cents dollars des États-Unis (USD 312.443.500) divisé en trois millions cent vingt-quatre mille quatre cent trente-cinq (3.124.435) parts sociales d’une valeur nominale de cent dollars des États-Unis (USD 100) chacune.

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Le capital de Ia Société peut être augmenté ou réduit par une resolution des associés adoptés de Ia manière requise pour Ia modification des presents Statuts. La Société peut, dans Ia mesure ou sous les conditions permises par Ia loi, procéder au rachat de ses propres parts sociales.

Toute prime d’émission disponible sera distribuable.

Article 6. Transfert de parts sociales

Les parts sociales sont librement transférables entre associés. Sauf dispositions contraires de Ia loi, les parts sociales ne peuvent être cédées à des non associés que moyennant l’agrement donné par les associés representant au moins soixante-quinze pourcent du capital social de Ia Société.

Article 7. Gérance de Ia Société

La Société est administrée par un ou plusieurs gérants, associés ou non. Au cas où il y aurait plus d’un gérant, les gérants constituent un conseil de gérance nommé comme un organe collégial par l’assemblée générale des associés.

L’assemblée générale des associés peut décider de nommer des gérants de deux classes différentes, à savoir les gérants de classe A et les gérants de classe B. Une telle classification de gérants doit être dument enregistrée dans le procès-verbal de Ia réunion concernée et les gérants doivent être identifiés en fonction de Ia classe à laquelle ils appartiennent

Les gérants sont nommés et révoqués par l’assemblée générale des associés statuant à Ia majorité simple, qui détermine leurs pouvoirs, Ia durée de leurs fonctions et leur rémuneration (le cas échéant). Si aucun terme n’est indiqué, les gérants sont nommés pour une période indéterminée. Les gérants sont rééligibles mais leur nomination est également révocable avec ou sans motifs (ad nutum) et à tout moment.

Article 8. Procedures du Conseil de Gérance

Le conseil de gérance peut élire un président

Tout gérant peut participer à toute réunion du conseil de gérance par conférence téléphonique ou d’autres moyens de communication similaires permettant à toutes les personnes prenant part à cette réunion de s’entendre les unes les autres et de communiquer les unes avec les autres. Une réunion peut également être tenue uniquement sous forme de conference téléphonique. La participation à, ou Ia tenue d’une réunion par ces moyens équivaut à une participation en personne à une telle réunion ou à une réunion tenue en personne. Les gérants peuvent être représentes aux réunions du conseil de gérance par un autre gérant, sans limitation quant au nombre de procurations qu’un gérant peut accepter et voter.

Les réunions du conseil de gérance seront convoquées par le Président ou le conseil de gérance ou tout vice-président ou tout membre du conseil. Un avis écrit de toute réunion du conseil de gérance doit être donné aux gérants au moins un (1) jour ouvrable avant Ia date prévue pour Ia réunion, sauf s’il y à urgence, auquel cas Ia nature et les motifs de cette urgence seront mentionnés dans l’avis de convocation. II pourra être passé outre à cette convocation à Ia suite de l’assentiment de chaque gérant par écrit, par câble, télégramme, télex, email ou télécopie ou tout autre moyen de

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communication similaire (y compris mais sans limitation Ia parole orale) ou si taus les gérants sont présents ou representes à Ia réunion concernée. Une convocation spéciale ne sera pas requise pour une réunion du conseil se tenant à une heure et un endroit détérmines dans une résolution préalablement adoptée par le conseil de gérance.

Le conseil de gérance peut délibérer ou agir valablement seulement si au mains Ia majorité des gérants est présente ou représentée. Les décisions du conseil de gérance sont valablement prises avec l’accord de Ia majorité des gérants de Ia Société présents ou représentés, toutefois dans le cas où l’assemblée générale des associés a nommé différentes classes de gérants (à savoir les gérants de classe A et les gérants de classe B) une telle majorité doit comprendre au mains un (1) gérant de classe A et un (1) gérant de classe B (y compris par voie de représentation).

Les délibérations du conseil de gérance seront enregistrées dans le procès-verbal, qui sera signe par deux gérants toutefois dans le cas où l’assemblée générale des associés a nomme différentes classes de gérants (à savoir les gérants de classe A et les gérants de classe B), le procès-verbal sera signé par un gérant de classe A et un gérant de classe B.

Le conseil de gérance peut également, à l’unanimité, prendre des résolutions sur un ou plusieurs documents similaires par voie circulaire en exprimant son approbation par écrit, par câble ou télécopie, email ou tout autre moyen de communication similaire. L’ensemble constituera les documents circulaires dument exécutés faisant foi de Ia résolution. Les résolutions du conseil, y compris celles prises par voie circulaire, peuvent être certifiées comme faisant foi ou un extrait pourra être émis sous Ia signature individuelle de chaque gérant.

Article 9. Pouvoirs de gestion, signatures

Le gérant unique ou le cas échéant le conseil de gérance détient les pouvoirs les plus étendus pour gérer les affaires de Ia Société et pour autoriser et/ou effectuer tout acte de disposition et d’administration compris dans l’objet de Ia Société. Taus les pouvoirs qui ne sont pas réservés par Ia loi ou les statuts à l’assemblée générale relèveront de Ia competence du gérant unique ou le cas échéant du conseil de gérance. Vis-à-vis des tierces parties le conseil de gérance a les pouvoirs les plus étendus pour agir pour le compte de Ia Société en toutes circonstances et pour faire, autoriser et approuver taus actes et toutes opérations relatifs à Ia Société qui ne sont pas réservés par Ia loi ou les statuts à l’assemblée générale ou conformément aux dispositions des présents statuts.

La Société sera engagée par Ia signature du gérant unique en cas d’un seul gérant, et dans le cas d’un conseil de gérance, par Ia signature d’un des gérants, étant entendu que si l’assemblée générale des associés a nommé différentes classes de gérants (à savoir les gérants de classe A et les gérants de classe B), Ia Société ne sera valablement engagée que par Ia signature conjointe d’un gérant de classe A et d’un gérant de classe B (y compris par voie de représentation). Dans tous les cas, Ia Société sera valablement engagée par Ia seule signature de toute(s) personne(s) (représentants ad hoc à qui de tels pouvoirs de signature auront été délégues par le conseil de gérance, par un gérant, ou s’il existe des classes de gérants, par un gérant de classe A et un gérant de classe B agissant ensemble (y compris par voie de représentation).

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Le gérant unique ou le cas échéant le conseil de gérance détermineront les responsabilités et rémunération (le cas échéant) d’un tel agent, Ia durée de Ia période de représentation et toutes autres conditions de sa représentation.

Article 10. Responsabilité des gérants

Le(s) gérant(s) ne sont pas personnellement responsables des dettes de Ia Société. En tant que representants de Ia Société, ils sont responsables de I’exécution de leurs obligations.

Sous réserve des exceptions et limitations énumérées ci-dessous, toute personne qui est, ou qui a été gérant, dirigeant ou responsable de Ia Société, sera, dans Ia mesure Ia plus large permise par Ia loi, indemnisée par Ia Société pour toute responsabilité encourue et toutes dépenses raisonnables contractées ou payées par elle en rapport avec toute demande, action, plainte ou procédure dans laquelle elle est impliquée à raison de son mandat present ou passé de gérant, dirigeant ou responsable et pour les sommes payées ou contractées par elle dans le cadre de leur règlement. Les mots « demande », « action », « plainte » ou « procédure » s’appliqueront à toutes les demandes, actions, plaintes ou procédures (civiles ou pénales, y compris toute procédure d’appel) actuelles ou prévisibles et les mots « responsabilité » et « dépenses » devront comprendre, sans que cette liste soit limitative, les honoraires d’avocats, frais et dépens, jugements et montants payés en règlement d’une transaction et autres responsabilités.

Aucune indemnité ne sera versée à tout gérant, dirigeant ou responsable :

(i) En cas de mise en cause de sa responsabilité vis-à-vis de Ia Société ou de ses associés en raison d’un abus de pouvoir, de mauvaise foi, de négligence grave ou d’imprudence dans l’accomplissement des devoirs découlant de sa fonction ;

(ii) Pour toute affaire dans laquelle il serait finalement condamné pour avoir agi de mauvaise foi et non dans l’intérêt de Ia Société ; ou

(iii) Dans le cas d’un compromis ou d’une transaction, à moins que le compromis ou Ia transaction en question n’ait été approuvé par une juridiction compétente ou par le conseil de gérance.

Le droit à indemnisation prévu par les présentes est séparable, n’affectera aucun autre droit don’t un gérant, dirigeant ou représentant peut bénéficier actuellement ou ultérieurement, il subsistera à l’égard de toute personne ayant cessé d’être gérant, dirigeant ou représentant et bénéficiera aux héritiers, exécuteurs testamentaires et administrateurs de telle personne. Les dispositions du présent article n’affecteront aucun droit à indemnisation dont pourrait bénéficier le personnel de Ia Société, y compris les gérants, dirigeants ou représentants en vertu d’un contrat ou autrement en vertu de Ia loi.

Les dépenses en rapport avec Ia préparation et Ia représentation d’une défense à l’encontre de toute demande, action, plainte ou procédure de nature telle que décrite dans le présent Article, seront avancées par Ia Société avant toute decision sur Ia question de savoir qui supportera ces dépenses, moyennant l’engagement par ou pour le compte du représentant ou du dirigeant de rembourser ce montant s’il est finalement detérminé qu’il n’à pas droit à une indemnisation conformément au présent Article.

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Article 11. Droits de vote des associés

Chaque associé peut participer aux décisions collectives. II a un nombre de voix égal au nombre de parts sociales qu’il possède et peut se faire valablement représenter aux assemblées par un porteur de procuration spéciale en désignant par écrit ou par facsimile, câble, télex, voie électronique ou tout autre moyen de télécommunication approprié, une autre personne, associé ou non.

Article 12. Assemblées Générales

Les décisions des associés sont prises dans les formes et aux majorités prévues par Ia loi luxembourgeoise sur les sociétés commerciales, par écrit (dans Ia mesure où c’est permis par Ia loi) ou lors d’assemblées. Toute assemblée des associés de Ia Société valablement constituée ou toute résolution circulaire (le cas échéant) représente l’intégralité des associés de Ia Société.

Les assemblées seront convoquées par une convocation adressée par lettre recommandée aux associés à l’adresse contenue dans le registre des associés tenu par Ia Société au moins huit (8) jours avant Ia date d’une telle assemblée, à l’exception de l’assemblée générale annuelle pour laquelle Ia convocation doit être envoyée au moins vingt et un (21) jours avant Ia date de l’assemblée. Si l’intégralité du capital social est représentée à une assemblée, l’assemblée peut être tenue sans convocation préalable.

Dans le cas de résolutions circulaires, le texte de ces résolutions doit être envoyé aux associés à leur adresse inscrite dans le registre des associés tenu par Ia Société ou moins huit (8) jours avant Ia date effective des résolutions. Les résolutions prennent effet à partir de l’approbation par Ia majorité comme prévu par Ia loi concernant les décisions collectives (ou sujet à Ia satisfaction de Ia majorité, à Ia date y précisée). Des résolutions unanimes peuvent être passées à tout moment sans convocation préalable.

A moins que ce soit prévu autrement par Ia loi, (i) les décisions de l’assemblée générale seront valablement adoptées si elles sont approuvées par les associés représentant plus de Ia moitié du capital social. Si cette majorité n’est pas atteinte à Ia première assemblée ou lors de Ia première résolution écrite, les associés seront convoqués ou consultés une deuxiéme fois, par lettre recommandée, et les décisions seront adoptées à Ia majorité des voix des votants, sans considérer Ia portion du capital représentée. (ii) Cependant, des décisions concernant des modifications des statuts seront prises par (x) une majorité des associés (y) représentant au moins trois-quarts du capital social émis et (iii) les décisions concernant le changement de nationalité de Ia Société seront prises par les associés représentant cent pour cent (100%) du capital social émis.

Au cas où et aussi longtemps que Ia Société à plus de 25 associés, une assemblée générale annuelle sera tenue le dernier vendredi du mois de juin à 19h00 (heure locale) de chaque année. Si ce jour n’est pas un jour ouvré à Luxembourg, l’assemblée se tiendra le jour ouvré suivant.

Article 13. Année Sociale

L’année sociale commence le 1er janvier de chaque année et se termine le 31 décembre de Ia même année, sauf pour Ia première année sociale qui commencera le jour de Ia constitution et se terminera le 31 décembre 2012.

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Article 14. Comptes Annuals

Chaque année à Ia fin de l’année sociale, le gérant, ou le cas échéant le conseil de gérance établit les comptes annuels.

Les comptes annuels sont disponibles au siège social pour les associés de Ia Société.

Article 15. Distributions

Sur le bénéfice net, il est prélevé cinq pour cent (5%) pour Ia constitution d’une réserve légale. Ce prélèvement cesse d’être obligatoire si cette réserve atteint dix pour cent (10%) du capital social émis de Ia Société.

Le solde peut être distribué aux associés par décision prise en assemblée générale.

La prime d’émission ou d’autres réserves disponibles peuvent être distribuées aux associés par décision prise en assemblée générale des associés. L’assemblée générale des associés peut décider d’allouer tout montant de Ia prime d’émission à Ia réserve legale.

Les associés peuvent décider de payer des acomptes sur dividendes intérimaires sur base d’un état comptable préparé par le gérant ou le cas échéant le conseil de gérance, duquel il ressort que des fonds suffisants sont disponibles pour distribution, étant entendu que les fonds à distribuer ne peuvent pas excéder le montant des bénéfices réalisés depuis le dernier exercice comptable augmenté des bénéfices reportés, des réserves et primes distribuables mais diminué des pertes repartées et des sommes à allouer à une réserve constituée en vertu de Ia loi.

Article 16. Dissolution

Dans le cas de dissolution de Ia Société, Ia liquidation sera faite par un ou plusieurs liquidateurs, associés ou non, nommés par l’assemblée générale des associés qui fixera leurs pouvoirs et leurs rémunérations.

Quand Ia liquidation de Ia Société est clôturée, les recettes de liquidation seront distribuées aux associés proportionnellement aux parts sociales qu’ils détiennent.

Article 17. Associe unique

Lorsque, et aussi longtemps qu’un associé réunit toutes les parts sociales de Ia Société entre ses seules mains, Ia société existera en tant qu’une société unipersonnelle au sens de l’article 179 (2) de Ia loi du 10 août 1915 sur les sociétés commerciales; dans ce cas, les articles 200-1 et 200-2, entre autres, de Ia même loi sont d’application.

Article 18. Loi applicable

Pour tout ce qui n’est pas réglé par les présents statuts, les associés se réfèrent aux dispositions légales en vigueur.

Pour statuts conformes,

Esch-sur-Aizette, le 2 août 2012.